UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 Amendment No. 1

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


 Date  of  Report  (Date  of  earliest  event  reported)      October  21,  2005
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                          Island Residences Club, Inc._
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             (Exact name of registrant as specified in its charter)


                     DE                     000-49978            20-2443790
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     (State  or  other  jurisdiction       (Commission         (IRS  Employer
           of  incorporation)              File  Number)     Identification No.)


     1769-203  Jamestown  Road,  Williamsburg,  VA           23185
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        (Address of principal executive offices)           (Zip Code)


    Registrant's  telephone  number,  including  area  code:  (757)  927-6848
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01  Entry  into  a  Material  Definitive  Agreement

Item  2.01  Completion  of  Acquisition  or  Disposition  of  Assets

On November 17, 2005, the company entered into a Share Exchange Agreement with Angela Whichard, Inc. ("AWI"), whereby the company will exchange 1,600,000 shares of its common stock, $.001 par value, for 400,000 restricted shares of common stock of Grand Sierra Resorts Corp., a Nevada Corp., owned by AWI. AWI has contracted to purchase up to 51% of the outstanding common stock of Grand Sierra Resorts. In connection with this agreement, AWI also granted the company the right to purchase up to 51% of the total outstanding shares of Grand Sierra Resorts. This option is subject to the execution of material definitive agreement(s) and expires on December 1, 2005.

On November 16, 2005, the company entered into a Share Purchase Agreement with Meridian Pacific Investments ("Meridian"), whereby the company will purchase
20.25 million shares and a warrant to purchase 24.25 million shares of PT Island Concepts Indonesia ("ICON") (collectively, the "Shares"). In exchange for the Shares, the company agreed to issue Meridian 6,000,000 shares of its restricted common stock. Meridian is considered an affiliate of the company as it owns more than 10% of the outstanding common stock and is controlled by Graham Bristow, who is also the CEO of Island Residences Club.

Item  3.02  Unregistered  Sales  of  Equity  Securities

On October 28, 2005, our board of directors approved the issuance of an aggregate of 560,000 shares of common stock, $.001 par value, to two consultants of the company. Further, the company authorized the issuance of 12,000 shares to James Rowbotham, the Company's Chief Operating Officer and Vice President-Operations for services rendered. The securities issued in the foregoing transaction were offered and sold in reliance upon exemptions from the Securities Act of 1933 set forth in Section 4(2) of the Securities Act, and any regulations promulgated there under, relating to sales by an issuer not involving any public offering. No underwriters were involved in the foregoing sale of securities. All shares are to be issued with a Rule 144 restrictive legend.

Please see the disclosures in Item 1.01 and Item 2.01 above. The shares of Island Residences Club to be issued to AWI and Meridian, respectively, will be issued in reliance upon exemptions from the Securities Act of 1933 set forth in
Section 4(2) of the Securities Act, and any regulations promulgated there under, relating to sales by an issuer not involving any public offering. No underwriters were involved in the foregoing sales of securities. All shares are to be issued with a Rule 144 restrictive legend.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In  connection  with  comments  from the Securities and Exchange Commission (the
"Commission"), our board of directors concluded on October 21, 2005 that our previously issued financial statements included in our Form 10-KSB for the year ended December 31, 2004 and Form 10-QSB for the quarter ended March 31, 2005 should no longer be relied upon. The facts underlying these conclusions are as follows:

- The company did not include audited financial statements its Form 10-KSB for the year ended December 31, 2004 in reliance upon classification of the Company as an "inactive entity" under Rule 3-11 of Regulation S-X. Since the Company issued common stock during this period, this classification is inapplicable and the Company must provide audited financial statements in this report.

- In the Form 10-QSB for the quarter ended March 31, 2005, the financial statements filed were not reviewed by the independent auditor of the Company.

- In the Form 10-QSB for the quarter ended March 31, 2005, we failed to provide disclosures relating to the Company's classification as a development stage company under paragraph (11) of SFAS 7.

- In the Form 10-QSB for the quarter ended March 31, 2005, we failed to apply the accounting treatment required for investment in a related party in relation to our acquisition of shares and vacation interest rights of PT Island Concepts Indonesia.

At this time, the company is unable to clarify the accounts that will be impacted or quantify the amount of the restatement. Our chief executive officer has discussed the foregoing with Kabani & Co. CPA's, our independent auditors. The company intends to file an amended Form 10-KSB for the year ended December 31, 2004 and Form 10-QSB for the quarter ended March 31, 2005 with the SEC via the Edgar filing system to address these issues. The company anticipates completing these filings by January 31, 2006.

Item  9.01  Financial  Statements  and  Exhibits

(c)  Exhibits

10.1 Share Exchange Agreement with Angela Whichard, Inc. (filed with the Form 8-K on November 23, 2005 and incorporated herein by reference).

10.2 Share Purchase Agreement with Meridian Pacific Investments (filed with the Form 8-K on November 23, 2005 and incorporated herein by reference).


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January  9,  2006

(Registrant):  Island  Residences  Club,  Inc.
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(Signature):  /s/  Graham  Bristow
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              Graham  Bristow,  Chief  Executive  Officer